Exhibit 99.1

Paylocity Announces First Quarter Fiscal Year 2020 Financial Results

•                  Q1 2020 Total Revenue of $126.7 million, up 26% year-over-year

SCHAUMBURG, IL. — October 30, 2019 — Paylocity Holding Corporation (Nasdaq: PCTY), a leading provider of payroll and human capital management software solutions, today announced financial results for the first quarter of fiscal year 2020, which ended September 30, 2019.

“We had a nice start to fiscal 2020, with $126.7 million in total revenue and 26% revenue growth over the first quarter of last fiscal year,” said Steve Beauchamp, Chief Executive Officer of Paylocity. “Last week we hosted a record number of attendees at our annual Elevate Client Conference, where we continued our commitment to providing innovative software that appeals to the modern workforce by announcing a number of enhancements across our platform, including the launch of Community, an employee-focused social communication platform designed for clients to increase employee connection, engagement and productivity.”

First Quarter Fiscal 2020 Financial Highlights

Revenue:

•                  Total revenue was $126.7 million, an increase of 26% from the first quarter of fiscal year 2019.

•                  Total recurring and other revenue was $121.9 million, representing 96% of total revenue and an increase of 26% from the first quarter of fiscal year 2019.

Operating Income:

•                  GAAP operating income was $6.0 million in the first quarter of fiscal year 2020 versus $3.8 million in the first quarter of fiscal year 2019.

•                  Non-GAAP operating income was $21.5 million in the first quarter of fiscal year 2020 versus $15.3 million in the first quarter of fiscal year 2019.

Net Income:

•                  GAAP net income was $13.9 million or $0.25 per share for the three months ended September 30, 2019 based on 55.7 million diluted weighted average common shares outstanding versus $9.9 million or $0.18 per share for the three months ended September 30, 2018 based on 55.5 million diluted weighted average common shares outstanding

Adjusted EBITDA:

•                  Adjusted EBITDA, a non-GAAP measure, was $30.5 million in the first quarter of fiscal year 2020 versus $23.3 million in the first quarter of fiscal year 2019.

Balance Sheet and Cash Flow:

•                  Cash, cash equivalents and invested corporate cash totaled $131.1 million as of the end of the quarter.

•                  Cash flow from operations for the first quarter of fiscal year 2020 was $8.3 million compared to $7.3 million for the first quarter of fiscal year 2019.

A reconciliation of GAAP to non-GAAP financial measures has been provided in this press release, including the accompanying tables.  An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Business Outlook

Based on information available as of October 30, 2019, Paylocity is issuing guidance for the second quarter and full fiscal year 2020 as indicated below.

Second Quarter 2020:

•                  Total revenue is expected to be in the range of $129.5 million to $130.5 million, which represents 21 - 22% growth over the second quarter of fiscal 2019 total revenue.

•                  Adjusted EBITDA, a non-GAAP measure, is expected to be in the range of $30.0 million to $31.0 million.

Fiscal Year 2020:

•                  Total revenue is expected to be in the range of $567.0 million to $569.0 million, which represents 22% growth over fiscal 2019 total revenue.

•                  Adjusted EBITDA, a non-GAAP measure, is expected to be in the range of $163.5 million to $165.5 million.

We are unable to reconcile these forward-looking non-GAAP financial measures to their directly comparable GAAP financial measures because the information which is needed to complete a reconciliation is unavailable at this time without unreasonable effort.

Conference Call Details

Paylocity will host a conference call to discuss its first quarter fiscal year 2020 results at 4:00 p.m. Central Time today (5:00 Eastern Time). A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company’s Investor Relations Web site at www.paylocity.com. Participants who choose to call in to the conference call can do so by dialing (855) 226-3021 or (315) 625-6892, passcode 6666736. A replay of the call will be available and archived via webcast at www.paylocity.com.

About Paylocity

Paylocity (NASDAQ: PCTY) is a leading provider of payroll and human capital management (HCM) software solutions. Paylocity’s comprehensive product suite delivers a unified platform for professionals to make strategic decisions in the areas of benefits, core HR, payroll, talent, and workforce management, while cultivating a modern workplace and improving employee engagement. Founded in 1997 and headquartered in Schaumburg, Ill., Paylocity has consistently been recognized nationally for its innovation, culture, and growth. Most recently, Paylocity was honored as #20 on Glassdoor’s Best Places to Work Employees’ Choice list; highlighted on several G2 Crowd Grid® Reports, including leading Satisfaction scores on 13 HCM software-focused reports; recognized as a top HR performer on the Workforce 100; and ranked #27 on Crain’s Fast 50 list of fastest-growing Chicago-area companies, among receiving a number of other national and local awards. For more information about Paylocity, visit www.paylocity.com.

Non-GAAP Financial Measures

The company uses certain non-GAAP financial measures in this release, including Adjusted EBITDA, adjusted gross profit, non-GAAP operating income, non-GAAP net income, non-GAAP net income per share, non-GAAP sales and marketing, non-GAAP total research and development and non-GAAP general and administrative and free cash flow. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. We define Adjusted EBITDA as net income (loss) before interest expense, income tax expense (benefit), and depreciation and amortization expense, adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and other items as described later in this release. Adjusted gross profit is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and amortization of capitalized internal-use software costs. Non-GAAP operating income is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of acquired intangibles and other items as described later in this release. Non-GAAP sales and marketing expense is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises. Non-GAAP general and administrative expense is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of acquired intangibles and other items as described later in this release. Non-GAAP net income and non-GAAP net income per share are adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of acquired intangibles and other items as described later in this release, including the income tax effect on these items, the valuation allowance release, excess tax benefit related to employee stock-based compensation payments and the impact of tax reform. Non-GAAP total research and development is adjusted for capitalized internal-use software costs and to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises. Free cash flow is defined as net cash provided by operating activities less capitalized internal-use software costs, purchase of property and equipment and lease allowances used for tenant improvements. Please note that other companies may define their non-GAAP financial measures differently than we do. Management presents certain non-GAAP financial measures in this release because it considers them to be important supplemental measures of performance. Management uses these non-GAAP financial measures for planning purposes, including analysis of the company’s performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management believes that these non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company’s financial and operational performance. Management also intends to provide these non-GAAP financial measures as part of the company’s future earnings discussions and, therefore, the inclusion of the non-GAAP financial measures should provide consistency in the company’s financial reporting. Non-GAAP financial measures have limitations as an analytical tool. Investors are encouraged to review the reconciliation of the non-GAAP measures to their most directly comparable GAAP measures provided in this release.

Safe Harbor/forward looking statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included herein regarding Paylocity’s future operations, ability to scale its business, future financial position and performance, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “seek” and similar expressions (or the negative of these terms) are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about management’s estimates regarding future revenues and financial performance and other statements about management’s beliefs, intentions or goals.  Paylocity may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on Paylocity’s forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to Paylocity’s ability to retain existing clients and to attract new clients to enter into subscriptions for its services; Paylocity’s ability to sell new products and retain subscriptions for its existing products to its new and existing clients; the challenges associated with a growing company’s ability to effectively service clients in a dynamic and competitive market; challenges associated with expanding and evolving a sales organization to effectively address new geographies and products and services; Paylocity’s reliance on and ability to expand its referral network of third parties; difficulties associated with accurately forecasting revenue and appropriately planning expenses; challenges with managing growth effectively; difficulties in forecasting Paylocity’s tax position; risks related to regulatory, legislative and judicial uncertainty in Paylocity’s markets, including the potential repeal or replacement of the Affordable Care Act; continued acceptance of SaaS as an effective method for delivery of payroll and HCM solutions; Paylocity’s ability to protect and defend its intellectual property; the risk that Paylocity’s security measures are compromised or the unauthorized access to customer data; unexpected events in the market for Paylocity’s solutions; changes in the competitive environment in Paylocity’s industry and the markets in which it operates; adverse changes in general economic or market conditions; changes in the employment rates of Paylocity’s clients and the resultant impact on revenue; and other risks and potential factors that could affect Paylocity’s business and financial results identified in Paylocity’s filings with the Securities and Exchange Commission (the “SEC”), including its 10-K filed with the SEC on August 9, 2019.  Additional information will also be set forth in Paylocity’s future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that Paylocity makes with the SEC.  These forward-looking statements represent Paylocity’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Paylocity disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

PAYLOCITY HOLDING CORPORATION

Unaudited Consolidated Balance Sheets

(in thousands, except per share data)

	June 30,	September 30,
	2019	2019
Assets
Current assets:
Cash and cash equivalents	$132,476	$100,529
Corporate investments	29,314	29,130
Accounts receivable, net	4,358	3,906
Deferred contract costs	21,677	23,703
Prepaid expenses and other	13,895	13,941
Total current assets before funds held for clients	201,720	171,209
Funds held for clients	1,394,469	1,154,527
Total current assets	1,596,189	1,325,736
Capitalized internal-use software, net	27,486	29,634
Property and equipment, net	70,056	72,584
Operating lease right-of-use assets	—	50,865
Intangible assets, net	10,751	10,188
Goodwill	9,590	9,590
Long-term deferred contract costs	81,422	89,383
Long-term prepaid expenses and other	1,975	3,380
Deferred income tax assets	6,472	7,114
Total assets	$1,803,941	$1,598,474

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,954	$5,061
Accrued expenses	57,625	51,496
Total current liabilities before client fund obligations	61,579	56,557
Client fund obligations	1,394,469	1,154,527
Total current liabilities	1,456,048	1,211,084
Deferred rent	31,263	—
Long-term operating lease liabilities	—	76,347
Other long-term liabilities	1,723	1,430
Deferred income tax liabilities, net	6,943	154
Total liabilities	$1,495,977	$1,289,015
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 authorized, no shares issued and outstanding at June 30, 2019 and September 30, 2019	$—	$—
Common stock, $0.001 par value, 155,000 shares authorized at June 30, 2019 and September 30, 2019; 53,075 shares issued and outstanding at June 30, 2019 and 53,511 shares issued and outstanding at September 30, 2019	53	54
Additional paid-in capital	207,982	195,566
Retained earnings	99,817	113,723
Accumulated other comprehensive income	112	116
Total stockholders’ equity	$307,964	$309,459
Total liabilities and stockholders’ equity	$1,803,941	$1,598,474

PAYLOCITY HOLDING CORPORATION

Unaudited Consolidated Statements of Operations and Comprehensive Income

(in thousands, except per share data)

	Three Months Ended
	September 30,
	2018	2019
Revenues:
Recurring and other revenue	$97,002	$121,873
Interest income on funds held for clients	3,502	4,847
Total revenues	100,504	126,720
Cost of revenues	35,942	42,630
Gross profit	64,562	84,090
Operating expenses:
Sales and marketing	26,418	36,957
Research and development	11,400	14,394
General and administrative	22,968	26,739
Total operating expenses	60,786	78,090
Operating income	3,776	6,000
Other income	269	474
Income before income taxes	4,045	6,474
Income tax benefit	(5,807)	(7,432)
Net income	$9,852	$13,906
Other comprehensive income, net of tax
Unrealized gains on securities, net of tax	15	4
Total other comprehensive income, net of tax	15	4
Comprehensive income	$9,867	$13,910

Net income per share:
Basic	$0.19	$0.26
Diluted	$0.18	$0.25

Weighted-average shares used in computing net income per share:
Basic	52,865	53,287
Diluted	55,487	55,713

Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises for each of the three months ended September 30 are included in the above line items:

	Three Months Ended September 30,
	2018	2019
Cost of revenues	$1,596	$1,732
Sales and marketing	1,967	4,344
Research and development	1,664	1,800
General and administrative	5,759	6,153
Total stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	$10,986	$14,029

PAYLOCITY HOLDING CORPORATION

Unaudited Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended
	September 30,
	2018 (1)	2019
Cash flows from operating activities:
Net income	$9,852	$13,906
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	9,425	12,062
Depreciation and amortization expense	8,232	8,933
Deferred income tax benefit	(5,809)	(7,431)
Provision for doubtful accounts	30	—
Net accretion of discounts and amortization of premiums on available-for-sale securities	(407)	(485)
Amortization of debt issuance costs	—	33
Loss on disposal of equipment	241	85
Changes in operating assets and liabilities:
Accounts receivable	431	452
Deferred contract costs	(7,169)	(9,987)
Prepaid expenses and other	(853)	(89)
Accounts payable	(415)	39
Accrued expenses and other	(6,214)	(9,253)
Net cash provided by operating activities	7,344	8,265
Cash flows from investing activities:
Purchases of available-for-sale securities and other	(75,807)	(63,621)
Proceeds from sales and maturities of available-for-sale securities	56,446	45,154
Capitalized internal-use software costs	(5,001)	(6,714)
Purchases of property and equipment	(2,428)	(8,033)
Net cash used in investing activities	(26,790)	(33,214)
Cash flows from financing activities:
Net change in client fund obligations	(57,458)	(239,942)
Repurchases of common shares	(34,679)	—
Proceeds from exercise of stock options	85	—
Taxes paid related to net share settlement of equity awards	(17,880)	(24,749)
Payment of debt issuance costs	—	(669)
Net cash used in financing activities	(109,932)	(265,360)
Net change in cash, cash equivalents and funds held for clients’ cash and cash equivalents	(129,378)	(290,309)
Cash, cash equivalents and funds held for clients’ cash and cash equivalents—beginning of period	1,239,731	1,426,143
Cash, cash equivalents and funds held for clients’ cash and cash equivalents—end of period	$1,110,353	$1,135,834
Supplemental Disclosure of Non-Cash Investing and Financing Activities
Purchases of property and equipment, accrued but not paid	$1,064	$1,249
Repurchases of common shares, accrued but not paid	$313	$—
Supplemental Disclosure of Cash Flow Information
Cash paid for income taxes, net of refunds	$351	$11
Reconciliation of cash, cash equivalents and funds held for clients’ cash and cash equivalents to the Consolidated Balance Sheets
Cash and cash equivalents	$63,662	$100,529
Funds held for clients’ cash and cash equivalents	1,046,691	1,035,305
Total cash, cash equivalents and funds held for clients’ cash and cash equivalents	$1,110,353	$1,135,834

(1)              Certain amounts have been reclassified to reflect the adoption of Accounting Standards Update (“ASU”) No. 2016-18, “Statement of Cash Flows (Topic 230): Restricted Cash (a consensus of the FASB Emerging Issues Task Force).” Refer to Note 2 of the audited consolidated financial statements included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2019.

Paylocity Holding Corporation

Reconciliation of GAAP to non-GAAP Financial Measures

(In thousands except per share data)

	Three Months Ended September 30,
	2018	2019
Reconciliation from gross profit to adjusted gross profit:
Gross profit	$64,562	$84,090
Amortization of capitalized internal-use software costs	4,212	4,457
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	1,596	1,732
Adjusted gross profit	$70,370	$90,279

	Three Months Ended September 30,
	2018	2019
Reconciliation from operating income to non-GAAP operating income:
Operating income	$3,776	$6,000
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	10,986	14,029
Amortization of acquired intangibles	563	563
Other items(1)	—	956
Non-GAAP operating income	$15,325	$21,548

	Three Months Ended September 30,
	2018	2019
Reconciliation from net income to non-GAAP net income:
Net income	$9,852	$13,906
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	10,986	14,029
Amortization of acquired intangibles	563	563
Other items(1)	—	956
Income tax effect on adjustments (2)	(10,390)	(9,128)
Non-GAAP net income	$11,011	$20,326

	Three Months Ended September 30,
	2018	2019
Calculation of non-GAAP net income per share:
Non-GAAP net income	$11,011	$20,326
Diluted weighted-average number of common shares	55,487	55,713
Non-GAAP net income per share	$0.20	$0.36

	Three Months Ended September 30,
	2018	2019
Reconciliation from net income to Adjusted EBITDA:
Net income	$9,852	$13,906
Interest expense	—	85
Income tax benefit	(5,807)	(7,432)
Depreciation and amortization expense	8,232	8,933
EBITDA	12,277	15,492
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	10,986	14,029
Other items(1)	—	956
Adjusted EBITDA	$23,263	$30,477

	Three Months Ended September 30,
	2018	2019
Reconciliation of non-GAAP Sales and Marketing:
Sales and Marketing	$26,418	$36,957
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	1,967	4,344
Non-GAAP Sales and Marketing	$24,451	$32,613

	Three Months Ended September 30,
	2018	2019
Reconciliation of non-GAAP Total Research and Development:
Research and Development	$11,400	$14,394
Capitalized internal-use software costs	5,001	6,714
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	1,664	1,800
Non-GAAP Total Research and Development	$14,737	$19,308

	Three Months Ended September 30,
	2018	2019
Reconciliation of non-GAAP General and Administrative:
General and Administrative	$22,968	$26,739
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	5,759	6,153
Amortization of acquired intangibles	563	563
Other items(1)	—	956
Non-GAAP General and Administrative	$16,646	$19,067

(1)           Represents nonrecurring costs including certain litigation costs, lease exit costs and certain other transaction costs.

(2)           Income tax effect on adjustments: Includes the income tax effect on non-GAAP net income adjustments related to stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, excess deductible federal and state tax windfall on stock-based compensation, and amortization of acquired intangibles and other items.